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                                                                    EXHIBIT 99.1

                      PRELIMINARY SUBSCRIPTION AGREEMENT

To the Board of Directors of
UCB FINANCIAL GROUP, INC.
5660 New Northside Drive
Suite 200
Atlanta, Georgia 30328

Gentlemen:

     I hereby intend to subscribe to purchase the number of shares of UCB Financial Group, Inc.'s common stock indicated below once the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission becomes effective.

     I have received a copy of UCB Financial Group, Inc.'s preliminary prospectus, dated November 26, 2001. I understand that my purchase of UCB Financial Group, Inc.'s common stock involves significant risk, as described under "Risk Factors" in the preliminary prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of UCB Financial Group, Inc.'s offering of common stock, the accuracy or adequacy of the preliminary prospectus, or any recommendation or endorsement concerning an investment in the common stock.

     I am not sending the purchase price for the shares I wish to buy at this time. After I receive the final prospectus, if I still wish to purchase shares, I will send UCB Financial Group, Inc. a check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check will be made payable to "The Bankers Bank - Escrow Account for UCB Financial Group, Inc."

     WHEN UCB FINANCIAL GROUP, INC. RECEIVES MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.

Number of Shares (Minimum 500 shares):            ___________________

Total Subscription Price (at $10.00 per share):   $__________________

                                                  _____________________________
                                                  (Please print or type exact
                                                  name(s) in which the shares
                                                  should be registered)

Accepted as of __________________, 2001, as to _____________ shares.

UCB FINANCIAL GROUP, INC.

By:__________________________
Name:________________________
Title:_______________________
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                                SUBSTITUTE W-9

     Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

________________________                     ___________________________________
Date                                         Signature(s)*

________________________
Area Code and Telephone No.
                                             ___________________________________
                                             Please indicate the form of
                                             ownership desired for the shares
                                             (individual, joint tenants with
                                             right of survivorship, tenants in
                                             common, trust, corporation,
                                             partnership, custodian, etc.)

________________________
Social Security Number or Federal
Taxpayer Identification Number


                                             ___________________________________
                                             Street Address

                                             ___________________________________
                                             City/State/Zip Code

*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.